Anixter International Inc.	Exhibit 21.1
List of Subsidiaries as of December 29, 2006

Jurisdiction of
Company Name	Incorporation
Anixter Inc.	Delaware
Accu-Tech Corporation	Georgia
Accu-Tech Enterprises, Inc. (formerly Wallace Electronics, Inc.)	Georgia
Anixter Australia Pty. Ltd.	Australia
ALLNET Technologies Pty. Ltd.	Australia
Anixter Cables y Manufacturas, S.A. de C.V.	Mexico
Anixter Chile S.A.	Chile
Anixter Colombia S.A.	Colombia
Anixter Costa Rica S.A.	Costa Rica
Anixter de Mexico, S.A. de C.V.	Mexico
Anixter Logistica y Servicios (ALS)	Mexico
Anixter do Brazil Ltda.	Brazil
Anixter Dominicana, S.A. (formerly AIS, S.A.)	Dominican Republic
Anixter Information Systems Corporation	Illinois
Anixter Korea Limited	Korea
Anixter New Zealand Limited	New Zealand
Anixter Peru, S.A.C.	Peru
Anixter Philippines Inc.	Delaware
Anixter Procurement Corporation	Illinois
Anixter Puerto Rico, Inc.	Delaware
Anixter-Real Estate Inc.	Illinois
Anixter Receivables Corporation	Delaware
Anixter Venezuela Inc.	Delaware
Anixter Financial Inc.	Delaware
Anixter Communications (Malaysia) Sdn Bhd	Malaysia
Anixter India Pty Limited	India
Anixter Singapore Pte. Ltd.	Singapore
Anixter Thailand Inc.	Delaware
Anixter Hong Kong Limited	Hong Kong
Anixter International Trading (Qingdao) Company Ltd.	China
Anixter Communications (Shanghai) Company Limited	China
Anixter Holdings, Inc.	Delaware
Anixter Argentina S.A.	Argentina
Anixter AEH Holdings Inc.	Delaware
Anixter (CIS) L.L.C.	Russia
Servicios Anixter, S.A. de C.V.	Mexico
B.E.L. Corporation	Delaware
Anixter Eurotwo Holdings B.V.	The Netherlands
Anixter Danmark A.S.	Denmark
Anixter Deutschland GmbH	Germany
Anixter Hungary Ltd.	Hungary
Anixter Iletsim Sistemleri Pazarlama ve Ticaret A.S.	Turkey
Anixter Network Systems Greece L.L.C.	Greece
Anixter Norge A.N.S.	Norway

Jurisdiction of
Company Name	Incorporation
Anixter Poland Sp.z.o.o.	Poland
Anixter Portugal S.A.	Portugal
Anixter Sverige AB	Sweden
Anixter Austria GmbH	Austria
Elfort Distribution a.s.	Czech Republic
Connected Elfort s.r.o	Slovak Republic
Anixter Eurofin B.V.	The Netherlands
Anixter Canada Inc.	Canada
WireXpress Ltd.	Canada
Anixter Finance Limited	United Kingdom
Anixter Eurinvest B.V.	The Netherlands
Anixter Belgium B.V.B.A.	Belgium
Anixter Espana S.L.	Spain
Anixter France SARL	France
Anixter Logistics, Europe B.V.B.A.	Belgium
Anixter Nederland B.V.	The Netherlands
Anixter Switzerland Sarl	Switzerland
Anixter International B.V.B.A.	Belgium
Anixter Italia S.r.l.	Italy
MFU Holding S.r.l.	Italy
MFU S.r.l.	Italy
Rover Logistic S.r.l.	Italy
AGL Logistic S.r.l.	Italy
Anixter International Limited	United Kingdom
Anixter Power & Construction Limited	United Kingdom
Anixter Holdings Limited	United Kingdom
Plastic Seals Limited	United Kingdom
Plastic Screws Limited	United Kingdom
Webb Fasteners Limited	United Kingdom
Anixter Limited	United Kingdom
Anixter Distribution Ireland Limited	Ireland
Anixter (U.K.) Limited	United Kingdom
Anixter Middle East FZE	United Arab Emirates
Heyco Limited	United Kingdom
Eagerport Limited	United Kingdom
Infast Group Limited	United Kingdom
AW (B&N) Limited	United Kingdom
Automotive Fastener Solutions Limited	United Kingdom
Budget Fasteners Limited	United Kingdom
Fastnaparts Limited	United Kingdom
IFS Distributors Limited	United Kingdom
MB Fastener Co. Ltd.	United Kingdom
Earlydress Limited	United Kingdom
Pastspeed Limited	United Kingdom
Petrie & McNaught Limited	United Kingdom
Haden Drysys S.A.	Spain
Haden MacLellan Investments Limited	United Kingdom

Jurisdiction of
Company Name	Incorporation
Centrepiece Distributors Limited	United Kingdom
Fawndeck Ltd.	United Kingdom
HMH Infast Company Limited	United Kingdom
HMH Fasteners Limited	United Kingdom
AW2 Limited	United Kingdom
Ohta-Philidas Ltd.	United Kingdom
Centrepiece Engineering Limited	United Kingdom
Industrial Fasteners Limited	United Kingdom
Infast Manufacturing Limited	United Kingdom
Industrial Fastener Supplies Limited	United Kingdom
IP (Pontefract) Limited	United Kingdom
GKS (UK) Limited	United Kingdom
GKS Centrepiece Limited	United Kingdom
Infast Automotive Limited	United Kingdom
Infast Subsidiary No. 2. Limited	United Kingdom
Everbright Fasteners Limited	United Kingdom
Haden Drysys Technical Services Limited	United Kingdom
H Frankish Ltd.	United Kingdom
Ross Screw Ltd.	United Kingdom
GL Holding of Delaware, Inc.	Delaware
Itel Corporation	Delaware
Itel Container Ventures Inc.	Delaware
ICV GP Inc.	Delaware
Itel Rail Holdings Corporation	Delaware
Fox River Valley Railroad Corporation	Wisconsin
Green Bay & Western Railroad Company	Wisconsin
Michigan & Western Railroad Company	Michigan
Rex Railways, Inc.	New Jersey
Signal Capital Corporation	Delaware
Richdale, Ltd.	Delaware
Signal Capital Projects, Inc.	Delaware
Railcar Services Corporation	Delaware